Exhibit 99.1

The expenses to be incurred by Consumers Energy Company relating to the offering of $126,497,000 principal amount of its Floating Rate First Mortgage Bonds due 2070 under Consumers Energy Company’s Registration Statement on Form S-3 (Registration No. 333-236742-01) and a related Prospectus Supplement filed with the Securities and Exchange Commission and dated September 25, 2020 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$16,500
Services of Independent Registered Public Accounting Firms	55,000
Trustee Fees and Expenses	12,000
Legal Fees and Expenses	70,000
Rating Agency Fees	190,000
Printing and Delivery Expenses	10,000
Miscellaneous Expenses	20,000
Total	$373,500